UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 17, 2005
(Date of earliest event reported)

Warren Resources, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-33275	11-3024080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

489 Fifth Avenue, 32nd Floor, New York, New York 10017

(Address of principal executive offices including Zip Code)

Registrant’s telephone number, including area code: (212) 697-9660

(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 17, 2005, Warren Resources, Inc. (the “Company’) entered into a Second Amendment to Employment Agreement with Norman F. Swanton, who will continue to serve as Chairman and Chief Executive Officer of the Company, and a Second Amendment to Employment Agreement with Timothy A. Larkin, who will continue to serve as Executive Vice President and Chief Financial Officer of the Company (collectively, the “Amended Agreements”). For each executive, the Amended Agreements amend their First Amendment to Employment Agreement dated effective January 1, 2004, which amended their original Employment Agreement dated effective January 1, 2001. Mr. Swanton’s Amended Agreement provides for an annual base salary of $500,000, and Mr. Larkin’s Amended Agreement provides for an annual base salary of $275,000.

The foregoing description of the Amended Agreements does not purport to be complete and is qualified in its entirety by reference to the two Amended Agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Additionally, on June 17, 2005, the Company entered into new Employment Agreements (the “Employment Agreements”) with Lloyd G. Davies, who will continue to serve as Executive Vice President of the Company and Chairman and Chief Executive Officer of its wholly-owned operating subsidiary, Warren E&P, Inc., and with David E. Fleming, who will continue to serve as Senior Vice President, General Counsel and Corporate Secretary of the Company. The new Employment Agreements replace their prior employment agreements. Mr. Davies’ Employment Agreement provides for an annual base salary of $250,000, and Mr. Fleming’s Employment Agreement provides for an annual base salary of $265,000.

Each of Mr. Davies and Mr. Fleming’s new Employment Agreements also provide for their participation in our standard insurance plans for our executives and participation in our other incentive compensation programs at the discretion of the Board of Directors. Mr. Davies and Mr. Fleming are obligated to devote 100% percent of their business time to the performance of their duties and responsibilities to us. Under the Davies and Fleming Employment Agreements, if the executive’s employment is terminated without cause and he executes a full and general release in favor of, and satisfactory to, us, the executive will be entitled to termination compensation equal to the greater of three month’s base salary or all of the base salary for the remainder of the employment term. In addition, under a “change of control” of the Company (as defined in the Employment Agreement), the executive may terminate the Employment Agreement and he will be entitled to a lump sum payment equal to his annual base salary in effect prior to termination. The Davies and Fleming Employment Agreements expire on December 31, 2005, but will automatically renew on each anniversary of the effective date for an additional year unless we notify the executive or he notifies us in writing 90 days prior to such anniversary that we, or he, will not be renewing his Employment Agreement.

The foregoing description of the new Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the new Employment Agreements, which are filed as Exhibits 10.3 and 10.4 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K:

10.1 Second Amendment to Employment Agreement, dated June 17, 2005, between Warren Resources, Inc. and Norman F. Swanton.

10.2 Second Amendment to Employment Agreement, dated June 17, 2005, between Warren Resources, Inc. and Timothy A. Larkin.

10.3 Employment Agreement, dated as of June 17, 2005, between Warren Resources, Inc. and Lloyd G. Davies.

10.4 Employment Agreement, dated as of June 17, 2005, between Warren Resources, Inc. and David E. Fleming.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 17, 2005

WARREN RESOURCES, INC.
(Registrant)

By:	/s/ Norman F. Swanton
Norman F. Swanton,
Chairman and Chief Executive Officer